Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-186255) and Form S-8 (Nos. 33-99330, 33-80879, 333-87851, 333-88303, 333-53228, 333-178451 and 333-202239) of Lexmark International, Inc. of our report dated March 2, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Lexington, Kentucky

March 2, 2015